AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997

                                       REGISTRATION NO. 333-
------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ----------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   Under

                         THE SECURITIES ACT OF 1933

                              ----------------

                      FOUNDATION HEALTH SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

                              ----------------

    21600 OXNARD STREET, WOODLAND HILLS, CALIFORNIA 91367 (818) 719-6775
      3400 DATA DRIVE, RANCHO CORDOVA, CALIFORNIA 95670 (916) 631-5000
        225 NORTH MAIN STREET, PUEBLO, COLORADO 81003 (719) 542-0500
          (Addresses, including ZIP Codes, and telephone numbers,
     including area codes, of Registrant's principal executive offices)

                              ----------------


             DELAWARE                               95-4288333
     (State of other jurisdiction              (I.R.S. Employer
    of incorporation or organization)          Identification No.)


         FOUNDATION HEALTH CORPORATION EMPLOYEE STOCK PURCHASE PLAN FOUNDATION HEALTH CORPORATION PROFIT SHARING AND 401(K) PLAN (AMENDED
                  AND RESTATED EFFECTIVE JANUARY 1, 1994)
          1990 STOCK OPTION PLAN OF FOUNDATION HEALTH CORPORATION
    1992 NONSTATUTORY STOCK OPTION PLAN OF FOUNDATION HEALTH CORPORATION
             1989 STOCK PLAN OF BUSINESS INSURANCE CORPORATION
          MANAGED HEALTH NETWORK, INC. INCENTIVE STOCK OPTION PLAN MANAGED HEALTH NETWORK, INC. AMENDED AND RESTATED 1991 STOCK OPTION PLAN
          1993 NONSTATUTORY STOCK OPTION PLAN OF FOUNDATION HEALTH CORPORATION (AMENDED AND RESTATED EFFECTIVE SEPTEMBER 7, 1995)
                           (Full Title of Plans)


                          MICHAEL E. JANSEN, ESQ.
                      FOUNDATION HEALTH SYSTEMS, INC.
        225 NORTH MAIN STREET, PUEBLO, COLORADO 81003 (719) 542-0500
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


                                 Copies to:

   ALLEN J. MARABITO, ESQ.                       B. CURTIS WESTEN, ESQ.
 FOUNDATION HEALTH SYSTEMS, INC.            FOUNDATION HEALTH SYSTEMS, INC.
        3400 DATA DRIVE                          225 NORTH MAIN STREET
 RANCHO CORDOVA, CALIFORNIA 95670               PUEBLO, COLORADO 81003
        (916) 631-5000                               (719) 542-0500




                                 CALCULATION OF REGISTRATION FEE

Title of Each Class                          Proposed Maximum     Proposed Maximum     Amount of
of Securities to be         Amount to be      Offering Price     Aggregate Offering   Registration
    Registered               Registered         Per Unit              Price               Fee
--------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.001 per
share....................  4,762,006 shares    $ 28.3125 (1)      $ 134,824,295 (1)   $ 40,856 (1)

Rights to Purchase
Series A Junior
Participating Preferred
Stock....................       -- (2)              -- (2)                -- (2)           -- (3)
--------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 based upon the average of the high ($28.625) and low ($28.00) reported sales prices of the Registrant's Class A Common Stock, par value $.001 per share, as reported on the New York Stock Exchange Composite Transactions Tape on April 2, 1997.

(2) Such number of Rights as are associated with the shares of Common Stock registered hereby from time to time pursuant to the terms of the Registrant's Stockholder Rights Plan. Initially, the Rights are attached to and trade with the shares of Common Stock.

(3) Pursuant to Rule 457, no additional registration fee is required for the Rights.




                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

      Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed with this Registration Statement.



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Foundation Health Systems, Inc. (the "Registrant") hereby incorporates the following documents herein by reference:

      (a) The Annual Report on Form 10-K of the Registrant for the year ended December 31, 1996;

      (b) All reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

      (c) The description of the Registrant's Class A Common Stock, $.001 par value per share (the "Class A Common Stock"), contained in the Registrant's Registration Statement on Form 8-A dated January 21, 1994 (File No, 1-12718);

      (d) The description of the Registrant's Rights to purchase Series A Junior Participating Preferred Stock contained in the Registrant's Registration Statement on Form 8-A dated July 16, 1996 (File No. 1-12718); and

      (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEMS 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits indemnification of directors, officers and employees of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of litigation under certain conditions and subject to certain limitations. The Fourth Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate") provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Certificate is to eliminate the right of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the right of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      Article VI of the Certificate and Article VI of the Registrant's Restated Bylaws provide that the Registrant shall indemnify each director and officer to the fullest extent and in the manner set forth in and permitted by the Delaware GCL and other applicable laws and that the Registrant may indemnify employees or agents of the Registrant to the extent and in the manner set forth in and permitted by the Delaware GCL and other applicable laws. In addition, the Registrant has entered into various Indemnification Agreements with certain of its officers and directors to contractually provide indemnification coverage consistent with such Bylaws.

      In addition, the Registrant maintains an officers' and directors' liability insurance policy insuring the Registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such officers and directors.

      Pursuant to Section 7.12 of the Agreement and Plan of Merger, dated October 1, 1996 (the "Merger Agreement"), among the Registrant, FH Acquisition Corp. and Foundation Health Corporation ("FHC"), the Registrant has agreed that, for a period of six years following the Effective Time (as defined in the Merger Agreement), (a) the Registrant will continue and guarantee the performance of the indemnification rights of present and former directors and officers of the Registrant and FHC provided for in the Certificate of Incorporation, Bylaws and Indemnification Agreements of the Registrant and FHC, with respect to indemnification for acts and omissions occurring prior to the Effective Time, and (b) the Registrant will cause to be maintained the current policies of the officers' and directors' liability insurance maintained by the Registrant and FHC covering persons who are presently covered by each company's officers' and directors' liability insurance policies with respect to acts and omissions occurring prior to the Effective Time; provided that policies with third-party insurers of similar or better A.M. Best rating whose terms, conditions and coverage are no less advantageous may be substituted therefor, and provided further that in no event shall the Registrant be required to expend to maintain or procure insurance coverage an amount in excess of 150% of the current annual premiums for the twelve-month period ended June 30, 1997.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

  2.1 Agreement and Plan of Merger, dated October 1, 1996 among Health Systems International, Inc., Foundation Health Corporation and FH Acquisition Corp. (included as Annex A to the Joint Proxy Statement/Prospectus filed with the Registrant's Registration Statement on Form S-4 (File No. 333-19273)) is hereby incorporated by reference.

 *4.1 Fourth Amended and Restated Certificate of Incorporation of the Registrant, a copy of which is filed herewith.

 *4.2 Fourth Amended and Restated Bylaws of the Registrant, a copy of which is filed herewith.

 *4.3 Foundation Health Corporation Employee Stock Purchase Plan, a copy of which is filed herewith.

 *4.4 Foundation Health Corporation Profit Sharing and 401(k) Plan (Amended and Restated effective January 1, 1994), a copy of which is filed herewith.

 *4.5 1990 Stock Option Plan of Foundation Health Corporation, a copy of which is filed herewith.

 *4.6   1992 Nonstatutory Stock Option Plan of Foundation Health
        Corporation, a copy of which is filed herewith.

 *4.7 1989 Stock Plan of Business Insurance Corporation (as Amended and Restated Effective September 22, 1992), a copy of which is filed herewith.

 *4.8 Managed Health Network, Inc. Incentive Stock Option Plan, a copy of which is filed herewith.

 *4.9 Managed Health Network, Inc. Amended and Restated 1991 Stock Option Plan, a copy of which is filed herewith.

*4.10   1993 Nonstatutory Stock Option Plan of Foundation Health
        Corporation (as amended and restated effective September 7, 1995), a copy of which is filed herewith.

 *5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Registrant, as to the legality of the securities being registered, a copy of which is filed herewith.

*23.1 Consent of Deloitte & Touche LLP, a copy of which is filed herewith.

 23.3 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in their opinion filed as Exhibit 5.1).

 24.1   Powers of Attorney (included at pages II-7 and II-8).

-------------------
* A copy of which is filed herewith

ITEM 9. UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to the information required to be included in a post-effective amendment by those paragraphs if contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the plans pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pueblo, State of Colorado, on April 4, 1997.

                                     FOUNDATION HEALTH SYSTEMS, INC.

                                     By /s/ Malik M. Hasan, M.D.
                                        -----------------------------
                                        Malik M. Hasan, M.D.
                                        President and Chief Executive
                                          Officer
                                        (Principal Executive Officer)


                                     By /s/ Jeffrey L. Elder
                                        -----------------------------
                                        Jeffrey L. Elder
                                        Senior Vice President and
                                          Chief Financial Officer
                                        (Principal Financial and
                                           Accounting Officer)



                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Malik M. Hasan, M.D., Daniel D. Crowley and Michael E. Jansen, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of April, 1997.


/s/ Malik M. Hasan, M.D.     Director, President and Chief     April 4, 1997
-------------------------    Executive Officer (Principal
Malik M. Hasan, M.D.              Executive Officer)


/s/ Jeffrey L. Elder           Senior Vice President and       April 4, 1997
-------------------------       Chief Financial Officer
Jeffrey L. Elder               (Principal Financial and
                                  Accounting Officer)


/s/ Daniel D. Crowley                Director and             April 4, 1997
-------------------------       Chairman of the Board
Daniel D. Crowley


/s/ J. Thomas Bouchard              Director                  April 4, 1997
-------------------------
J. Thomas Bouchard


/s/ George Deukmejian               Director                  April 4, 1997
-------------------------
George Deukmejian


/s/ Earl B. Fowler                  Director                  April 4, 1997
-------------------------
Earl B. Fowler


/s/ Thomas T. Farley                Director                  April 4, 1997
-------------------------
Thomas T. Farley


/s/ Patrick Foley                   Director                  April 4, 1997
-------------------------
Patrick Foley


/s/ Roger F. Greaves                Director                  April 4, 1997
-------------------------
Roger F. Greaves


/s/ Richard W. Hanselman            Director                  April 4, 1997
-------------------------
Richard W. Hanselman


/s/ Richard J. Stegemeier           Director                  April 4, 1997
-------------------------
Richard J. Stegemeier


/s/ Raymond S. Troubh               Director                  April 4, 1997
-------------------------
Raymond S. Troubh




                                                                 SEQUENTIAL
EXHIBIT                                                          PAGE
NUMBER                           DESCRIPTION                     NUMBER
-------                          -----------                     ----------

  2.1                  Agreement and Plan of Merger, dated           N/A
                       October 1, 1996 among Health Systems
                       International, Inc., Foundation
                       Health Corporation and FH Acquisition
                       Corp. (included as Annex A to the
                       Joint Proxy Statement/Prospectus
                       filed with the Registrant's
                       Registration Statement on Form S-4
                       (File No. 333-19273)) is hereby
                       incorporated by reference.

 *4.1                  Fourth Amended and Restated
                       Certificate of Incorporation of the
                       Registrant, a copy of which is filed
                       herewith.

 *4.2                  Fourth Amended and Restated Bylaws of
                       the Registrant, a copy of which is
                       filed herewith.

 *4.3                  Foundation Health Corporation Employee
                       Stock Purchase Plan, a copy of which
                       is filed herewith.

 *4.4 Foundation Health Corporation Profit Sharing and 401(k) Plan (Amended and Restated effective January 1, 1994), a copy of which is filed herewith.

 *4.5                  1990 Stock Option Plan of Foundation
                       Health Corporation, a copy of which is
                       filed herewith.

 *4.6                  1992 Nonstatutory Stock Option Plan of
                       Foundation Health Corporation, a copy
                       of which is filed herewith.

 *4.7                  1989 Stock Plan of Business Insurance
                       Corporation (as Amended and Restated
                       Effective September 22, 1992), a copy
                       of which is filed herewith.

 *4.8                  Managed Health Network, Inc. Incentive
                       Stock Option Plan, a copy of which is
                       filed herewith.

 *4.9                  Managed Health Network, Inc. Amended
                       and Restated 1991 Stock Option Plan, a
                       copy of which is filed herewith.

 *4.10                 1993 Nonstatutory Stock Option Plan of
                       Foundation Health Corporation (as
                       amended and restated effective
                       September 7, 1995), a copy of which is
                       filed herewith.

 *5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Registrant, as to the legality of the securities being registered, a copy of which is filed herewith.

 *23.1                 Consent of Deloitte & Touche LLP, a
                       copy of which is filed herewith.

  23.3                 Consent of Skadden, Arps, Slate,              N/A
                       Meagher & Flom (Illinois) (included in
                       their opinion filed as Exhibit 5.1).

  24.1                 Powers of Attorney (included at pages
                       II-7 and II-8).

---------------
*  A copy of which is filed herewith